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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                           NAVIGANT CONSULTING, INC.
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            (Exact name of registrant as specified in its charter)



               Delaware                                     36-4094854
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(State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)


  615 N. Wabash Ave., Chicago, Illinois                           60611
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(Address of principal executive offices)                        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.


       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         To be so registered             each class is to be registered
         -------------------             ------------------------------
    Common Stock, $.001 par value            New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                                (Title of Class)
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Item 1.    Description of Registrant's Securities
-------    to be Registered
           --------------------------------------

     The class of capital stock to be registered is designated as Common Stock, par value $.001 per share. Information regarding this Common Stock is incorporated by reference to page 34 of our Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-9019) filed with the Commission on September 30, 1996. We are registering our Common Stock, par value $.001 per share, for trading on the New York Stock Exchange.

Item 2.    Exhibits
-------    --------

          1.  Form of Amended and Restated Certificate of Incorporation*
          2. Form of Amendment No. 1 to Amended and Restated Certificate of Incorporation**
          3. Form of Amendment No. 2 to the Amended and Restated Certificate of Incorporation***
          4.  By-Laws of the Company*
          5.  Common Stock Certificate****

All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

* Incorporated by reference to the Registration Statement on Form S-1 filed with the Commission on July 26, 1996 (Reg. No. 333-9019).
** Incorporated by reference Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on February 12, 1998 (Reg. No. 333-40489).
***   Filed herewith.
**** Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on September 20, 1996 (Reg. No. 333-
      9019).
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                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           NAVIGANT CONSULTING, INC.



                                           By:  /s/ Barry S. Cain
                                                ----------------------------
                                           Its: Chief Administrative Officer
                                                ----------------------------
Dated:  July 20, 1999